UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2017

FIRST INTERCONTINENTAL TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-199452	46-3289369
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 North Rocky Point East, Suite 200, Tampa, FL 33607

(Address of Principal Executive Offices)

800-304-2657

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

Effective December 26, 2017, as discussed below, effective December 26, 2017, the issuer, having been renamed, then re-domiciled from Colorado to Delaware and engaged in a Holding Company Reorganization. See Exhibit 3.1.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Holding Company Reorganization

On December 26, 2017, the issuer (having been renamed, immediately prior to this Holding Company Reorganization, from “First Intercontinental Technology, Inc.” to “RCGR SUB, Inc.”) completed a corporate reorganization (the “Holding Company Reorganization”) pursuant to which RCGR SUB, Inc., as previously constituted (the “Predecessor”) became a direct, wholly-owned subsidiary of a newly formed Delaware corporation, First Intercontinental Technology, Inc. (the “Holding Company”), which became the successor issuer. In other words, the Holding Company is now the public entity. The Holding Company Reorganization was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations.

In accordance with Section 251(g) of the DGCL, Intercontinental Services, Inc. (“Merger Sub”), another newly formed Delaware corporation and, prior to the Holding Company Reorganization, was an indirect, wholly owned subsidiary of the Predecessor, merged with and into the Predecessor, with the Predecessor surviving the merger as a direct, wholly owned subsidiary of the Holding Company (the “Merger”). The Merger was completed pursuant to the terms of an Agreement and Plan of Merger among the Predecessor, the Holding Company and Merger Sub, dated December 26, 2017 (the “Merger Agreement”).

As of the effective time of the Merger and in connection with the Holding Company Reorganization, all outstanding shares of common stock and preferred stock of the Predecessor were automatically converted into identical shares of common stock or preferred stock, as applicable, of the Holding Company on a one-for-one basis, and the Predecessor’s existing stockholders and other holders of equity instruments, became stockholders and holders of equity instruments, as applicable, of the Holding Company in the same amounts and percentages as they were in the Predecessor prior to the Holding Company Reorganization.

The executive officers and board of directors of the Holding Company are the same as those of the Predecessor in effect immediately prior to the Holding Company Reorganization.

For purposes of Rule 12g-3(a), the Holding Company is the successor issuer to the Predecessor, now as the sole shareholder of the Predecessor. Accordingly, upon consummation of the Merger, the Holding Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder.

The foregoing description of the Merger Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

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ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On December 26, 2017, the Predecessor changed its name and then re-domiciled from Colorado to Delaware. Immediately following such re-domiciliation, the Holding Company adopted a certificate of incorporation (the “Certificate”) and bylaws (the “Bylaws”) that are, in all material respects, identical to the certificate of incorporation and bylaws of the Predecessor immediately prior to the Holding Company Reorganization, with the possible exception of certain amendments that are permissible under Section 251(g)(4) of the DGCL. The Holding Company has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of the Predecessor’s capital stock immediately prior to the Holding Company Reorganization.

The Certificate of the Holding Company is attached hereto as Exhibits 3.1 and incorporated by reference into this Item 5.03.

ITEM 8.01.	OTHER EVENTS

The common stock of the Holding Company trades on OTCMarkets under the symbol “RCGR” under which the common stock of the Predecessor was previously listed and traded. As a result of the Holding Company Reorganization, the common stock of the Predecessor will no longer be publicly traded.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 26, 2017, by and among First Intercontinental Technology, Inc., RCGR SUB, Inc. and Intercontinental Services, Inc.

3.1	Certificate of Incorporation and Certificate of Conversion of RCGR SUB, Inc. , a Delaware corporation

3.2	Certificate of Incorporation of First Intercontinental Technology, Inc., a Delaware corporation

3.3	Certificate of Incorporation of Intercontinental Services, Inc., a Delaware corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Intercontinental Technology, Inc. (Registrant)

Date: December 26, 2017	By	/s/ Richard Davis
Richard Davis CEO and President
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INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 26, 2017, by and among First Intercontinental Technology, Inc., RCGR SUB, Inc. and Intercontinental Services, Inc.

3.1	Certificate of Incorporation and Certificate of Conversion of RCGR SUB, Inc. , a Delaware corporation

3.2	Certificate of Incorporation of First Intercontinental Technology, Inc., a Delaware corporation

3.3	Certificate of Incorporation of Intercontinental Services, Inc., a Delaware corporation

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